UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)        April 27, 2005
                                                  ------------------------------



                         CALIFORNIA WATER SERVICE GROUP
             (Exact name of registrant as specified in its charter)



         Delaware                       1-13883                  77-0448994
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


        1720 North First Street, San Jose, CA.                     95112
 -------------------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code           1-408-367-8200
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition.

         On April 27, 2005, the registrant issued the press release attached to this report as Exhibit 99, which announces the results of operations for the first quarter of 2005.



Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

         The list of exhibits called for by this Item is incorporated by reference to the exhibit index to this report.

                                   SIGNATURES

         Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CALIFORNIA WATER SERVICE GROUP
                                                   (Registrant)



Date: April 28, 2005                     By:      /s/ Richard D. Nye
                                              ----------------------------------
                                                      Richard D. Nye
                                                      Vice President,
                                                      Chief Financial Officer
                                                      and Treasurer

                                  Exhibit Index


Exhibit No.                                 Description
-----------                                 -----------

99 Press release of the registrant dated April 27, 2005 which announces the results of operations for the first quarter of 2005.

CALIFORNIA
  WATER
 SERVICE
  GROUP
  LOGO


                                  NEWS RELEASE
                         CALIFORNIA WATER SERVICE GROUP



             1720 North First Street
             San Jose, CA 95112-4598                              April 27, 2005
                                                           For Immediate Release
Contact:     Richard Nye    (408) 367-8216 (analysts)
             Shannon Dean (310) 257-1435 (media)

                 CAL WATER ANNOUNCES FIRST QUARTER 2005 RESULTS;
               BOARD DECLARES 242nd CONSECUTIVE QUARTERLY DIVIDEND
--------------------------------------------------------------------------------

SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced net income of $0.7 million and earnings of $0.03 per share for the first quarter of 2005, compared to net income of $1.4 million or $0.08 per share in the first quarter of 2004.

         Revenue was basically flat for the quarter at $60.3 million. Rate increases added $2.0 million to revenue and sales to new customers added $0.8 million, but higher than average precipitation resulted in a $2.8 million decline in sales to existing customers.

         According to President and Chief Executive Officer Peter C. Nelson, first quarter 2005 results were lower principally due to reduced usage from higher rainfall. In addition, significant credits were received from certain wholesale suppliers in the first quarter of 2004 which were not received in the first quarter of 2005.

         "The first quarter is typically a low earnings period for us because of the weather, and we experienced heavy rainfall in the Southern California districts," Nelson said. "Our continued efforts to secure fair and timely rate relief, add customers, and operate efficiently will be critical to our performance for the year," he said.

         Total operating expenses for the first quarter of 2005 increased 2%, or $1.0 million. Water production costs decreased by $1.3 million or 6%, because less water was produced as a result of higher rainfall. Included in the first quarter of 2004 was a credit received from certain wholesale water suppliers in Southern California for $1.4 million and a charge for $0.8 million to resolve a meter reading malfunction matter in the Stockton district. First quarter 2005 water production costs did not contain similar items.

         Excluding water production costs, other operations expenses increased $1.6 million or 8%. The increased expenses were primarily due to costs associated with payroll, medical claims, pension, and outside services.

         Maintenance expense increased $0.5 million, or 15%, for the quarter due to higher repair costs for mains and pumping equipment. Depreciation expense increased $0.5 million, or 7%, due to 2004 capital expenditures. Income taxes were lower by $0.5 million, or 53%, due to lower taxable income. Property and other taxes increased $0.3 million or 10%.

         At their meeting today, Directors declared the 242nd consecutive quarterly dividend on common stock. The quarterly dividend of $0.285 is payable on May 20, 2005, to stockholders of record on May 9, 2005. The regular dividend on Series C preferred stock was also declared.

         California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group's common stock trades on the New York Stock Exchange under the symbol "CWT".



         This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions, including decisions on proper disposition of property; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. For additional information relating to the risks of the Company's business see "Risk Factors" in the Company's Annual Report on Form 10-K. The Company assumes no obligation to provide public updates of forward-looking statements.

         Additional    information   is   available   at   our   Web   site   at
www.calwatergroup.com.

Attachments (2).

                                       ###

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except per share data)                                                           March 31,               December 31,
                                                                                                  2005                     2004
                                                                                               -----------              -----------
ASSETS
Utility plant:
         Utility plant                                                                         $ 1,160,399              $ 1,144,074
         Less accumulated depreciation and amortization                                            350,884                  343,769
                                                                                               -----------              -----------
               Net utility plant                                                                   809,515                  800,305
                                                                                               -----------              -----------
Current assets:
         Cash and cash equivalents                                                                  28,298                   18,820
         Receivables:
                    Customers                                                                       13,626                   15,867
                    Income taxes                                                                      --                      7,298
                    Other                                                                            3,422                    3,147
         Unbilled revenue                                                                            8,391                    9,307
         Materials and supplies at average cost                                                      3,396                    3,161
         Prepaid pension expense                                                                     1,976                    3,671
         Taxes and other prepaid expenses                                                            7,866                    9,122
                                                                                               -----------              -----------
                 Total current assets                                                               66,975                   70,393
                                                                                               -----------              -----------
Regulatory assets                                                                                   54,325                   53,477
Other assets                                                                                        19,575                   18,678
                                                                                               -----------              -----------
                                                                                               $   950,390              $   942,853
                                                                                               ===========              ===========
CAPITALIZATION AND LIABILITIES
Capitalization:
         Common stock, $.01 par value                                                          $       184              $       184
         Additional paid-in capital                                                                131,418                  131,271
         Retained earnings                                                                         152,257                  156,851
         Accumulated other comprehensive loss                                                         (701)                    (701)
                                                                                               -----------              -----------
               Total common stockholders' equity                                                   283,158                  287,605
         Preferred stock                                                                             3,475                    3,475
         Long-term debt, less current maturities                                                   274,414                  274,821
                                                                                               -----------              -----------
               Total capitalization                                                                561,047                  565,901
                                                                                               -----------              -----------
Current liabilities:
         Current maturities of long-term debt                                                        1,100                    1,100
         Short-term borrowings                                                                        --                       --
         Accounts payable                                                                           23,134                   19,745
         Accrued expenses and other liabilities                                                     42,545                   36,367
                                                                                               -----------              -----------
               Total current liabilities                                                            66,779                   57,212

Unamortized investment tax credits                                                                   2,721                    2,721
Deferred income taxes                                                                               54,555                   54,826
Regulatory and other liabilities                                                                    36,072                   35,986
Advances for construction                                                                          133,906                  131,292
Contributions in aid of construction                                                                95,310                   94,915
Commitments and contingencies                                                                         --                       --
                                                                                               -----------              -----------
                                                                                               $   950,390              $   942,853
                                                                                               ===========              ===========

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In thousands, except per share data)

For the three months ended:                                                                      March 31,               March 31,
                                                                                                   2005                    2004
                                                                                               -----------              -----------
Operating revenue                                                                              $    60,303              $    60,240
                                                                                               -----------              -----------
Operating expenses:
     Water production costs                                                                         19,821                   21,161
     Other operations                                                                               21,943                   20,337
     Maintenance                                                                                     3,658                    3,181
     Depreciation and amortization                                                                   6,996                    6,518
     Income taxes                                                                                      455                      958
     Property and other taxes                                                                        2,965                    2,694
                                                                                               -----------              -----------
            Total operating expenses                                                                55,838                   54,849
                                                                                               -----------              -----------

            Net operating income                                                                     4,465                    5,391
                                                                                               -----------              -----------

Other income and expenses:
            Non-regulated income, net                                                                  638                      550
            Gain (loss) on sale of non-utility property                                                 (2)                       1
                                                                                               -----------              -----------
            Total other income and expenses                                                            636                      551
                                                                                               -----------              -----------

Interest expense:
     Interest expense                                                                                4,646                    4,646
     Less: capitalized interest                                                                        225                      150
                                                                                               -----------              -----------
            Total interest expense                                                                   4,421                    4,496
                                                                                               -----------              -----------


Net income                                                                                     $       680              $     1,446
                                                                                               ===========              ===========

Earnings per share
     Basic                                                                                     $      0.03              $      0.08
                                                                                               ===========              ===========
     Diluted                                                                                   $      0.03              $      0.08
                                                                                               ===========              ===========
Weighted average shares outstanding
     Basic                                                                                          18,371                   16,932
                                                                                               ===========              ===========
     Diluted                                                                                        18,403                   16,953
                                                                                               ===========              ===========
Dividends per share of common stock                                                            $    0.2850              $    0.2825
                                                                                               ===========              ===========

